SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934
(AMENDMENT NO. ___)

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Filed by a party other than the Registrant  [   ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e) (2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Rule 14a-11(C) or Rule 14a-12
Dreyer's Grand Ice Cream, Inc. (Name of Registrant as specified In Its Charter)
(Name of person(s) filing Proxy Statement, if other than the Registrant)

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Notice of Annual
Meeting of Stockholders
and Proxy Statement

Meeting of May 8, 2002

To the Stockholders of Dreyer's Grand Ice Cream, Inc.

     You are cordially invited to attend the Annual Meeting of Stockholders of Dreyer's Grand Ice Cream, Inc. (the "Company") that will be held at the Claremont Resort & Spa, Ashby and Domingo Avenues, Oakland, California, on Wednesday, May 8, 2002, at 2:00 p.m. We hope that you will be able to attend, participate and hear management's report to the stockholders.

     On the following pages, you will find a Notice of Annual Meeting of Stockholders and Proxy Statement. We suggest that you read the Proxy Statement carefully.

     Please use this opportunity to take part in the affairs of the Company by voting on the matters to be acted upon at the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or by telephone. See "Voting via the Internet or by Telephone" in the Proxy Statement for more details. Please note that there are separate Internet and telephone voting arrangements depending upon whether your shares are registered in your name or in the name of a bank or broker. Please note that returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

     The Directors and Officers of the Company look forward to meeting with you.

T. GARY ROGERS	WILLIAM F. CRONK, III
Chairman of the Board of Directors and Chief Executive Officer	President

Oakland, California
April 8, 2002

Notice of Annual Meeting of Stockholders

May 8, 2002

      The Annual Meeting of Stockholders of DREYER'S GRAND ICE CREAM, INC. will be held on Wednesday, May 8, 2002, at 2:00 p.m. at the Claremont Resort & Spa, Ashby and Domingo Avenues, Oakland, California for the following purposes:

1.	Electing three directors to Class II of the Board of Directors;
2.	Approving the appointment of PricewaterhouseCoopers LLP as independent accountants for the 2002 fiscal year of the Company; and
3.	Considering and acting upon such other business as may properly come before the meeting or at any postponements or adjournments thereof.

     A complete list of the stockholders entitled to vote at the meeting, including the address and number of shares registered in the name of each stockholder, will be open for examination by any stockholder, for any purpose germane to the meeting, at the Company's corporate office (5929 College Avenue, Oakland, California) during ordinary business hours for ten calendar days before the date of the meeting. The list will also be available for inspection at the meeting.

      The close of business on March 22, 2002, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

EDMUND R. MANWELL Secretary
April 8, 2002

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR VOTE ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE.

PROXY STATEMENT

INTRODUCTION

     This Proxy Statement is furnished to the stockholders of Dreyer's Grand Ice Cream, Inc., a Delaware corporation (the "Company") by the Board of Directors of the Company (the "Board of Directors"), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, May 8, 2002, and at all adjournments or postponements thereof (the "Annual Meeting"). The mailing address of the Company is 5929 College Avenue, Oakland, California 94618, and its telephone number is (510) 652-8187. The approximate date on which this Proxy Statement and the enclosed form of proxy are to be sent to stockholders is on or about April 8, 2002.

Annual Report

     The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 and the 2001 Annual Report to Stockholders are furnished concurrently to all stockholders entitled to vote at the Annual Meeting. The Form 10-K and the 2001 Annual Report are not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

Solicitation by the Board of Directors; Revocation of Proxies

     The proxy in the form enclosed is solicited by the Board of Directors. Any person signing a proxy in the form accompanying this Proxy Statement, or voting electronically via the Internet or by telephone, has the power to revoke the proxy or the vote either before the Annual Meeting or at the Annual Meeting before the vote on the matters presented at the Annual Meeting. A proxy may be revoked by a later proxy that is signed by the person who signed the earlier proxy and presented at the Annual Meeting or by attendance at the Annual Meeting and voting in person.

Costs of Solicitation

     The entire cost of soliciting the proxies, including the printing and mailing of the proxy materials, will be borne solely by the Company. The Company has retained the services of ADP-Investor Communication Services to aid in the distribution and voting of proxies from brokers, bank nominees and other institutional owners. The Company estimates that it will pay ADP-Investor Communication Services $5,250 for its proxy related services plus costs associated with the printing and mailing of the proxy materials. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding proxy material to such beneficial owners.

     Proxies may be solicited by directors, officers and regular employees of the Company personally or by telephone, the Internet, facsimile or mail. These services will be provided by such persons without additional compensation to them.

Voting of Board of Directors' Proxies

     The shares represented by the Board of Directors' proxies will be voted FOR the election of the Board of Directors' nominees for Class II of the Board of Directors, FOR the approval of PricewaterhouseCoopers LLP as independent public accountants for the 2002 fiscal year of the Company and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting, unless there are contrary instructions indicated on a proxy.

Shares Outstanding, Voting Rights and Record Date

     There were 34,588,395 shares of Common Stock ($1.00 par value) of the Company outstanding as of the close of business on March 22, 2002. Each share of Common Stock is entitled to one vote at the Annual Meeting. There are no cumulative voting rights.

     Pursuant to the By-Laws of the Company, the Board of Directors has fixed the close of business on March 22, 2002, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

BOARD OF DIRECTORS

Nominees for Director

     Under the Company's By-Laws and Certificate of Incorporation, the Board of Directors consists of nine directors and is divided into three classes, with each class having a term of three years. The directors of Class II will be elected at the Annual Meeting and will hold office until the 2005 Annual Meeting of Stockholders or until their respective successors are elected and qualified. The nominees constitute the current Class II members of the Board of Directors and each of their terms expires as of the date of the Annual Meeting.

     The following brief statements contain biographical information about the nominees and the years they first became directors:

Nominee Year First Elected As Director Age	Principal Occupation and Other Information

Robert A. Helman 1998 Age: 68	PARTNER, MAYER, BROWN, ROWE & MAW. Mr. Helman joined the Board of Directors in 1998. Mr. Helman became a partner at Mayer, Brown & Platt in 1967. Prior to 1967, Mr. Helman was an associate and partner in the law firm of Isham, Lincoln & Beale. Mr. Helman is also a director of Northern Trust Corporation and TC Pipelines GP, Inc., the General Partner of TC Pipelines, LP, both publicly traded companies.

Edmund R. Manwell 1981 Age: 59	PARTNER, MANWELL & SCHWARTZ. Mr. Manwell has served as Secretary of the Company since its incorporation in 1977 and as a member of the Board of Directors since April 1981. Mr. Manwell is a partner in the law firm of Manwell & Schwartz.

Timothy P. Smucker 1997 Age: 57	CHAIRMAN AND CO-CHIEF EXECUTIVE OFFICER, THE J.M. SMUCKER COMPANY. Mr. Smucker joined the Board of Directors in 1997. Mr. Smucker has been employed by The J.M. Smucker Company, a food products manufacturer, for over 32 years, and has held a variety of positions prior to his appointment as Chairman. He has been a director of The J.M. Smucker Company since 1973 and is also a director of Huntington BancShares Incorporated, a regional bank holding company.

Continuing Directors

     Directors T. Gary Rogers, William F. Cronk, III and M. Steven Langman ("Class III") will hold office until the 2003 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Directors Jan L. Booth and John W. Larson ("Class I") will hold office until the 2004 Annual Meeting of Stockholders or until their respective successors are elected and qualified. Director Jack O. Peiffer, also a "Class I" director, resigned from the Board of Directors on January 28, 2002, leaving one vacancy for a "Class I" director.

     The following brief statements contain biographical information about each continuing director and the year they first became directors:

Year First Elected As Director Age	Principal Occupation and Other Information

William F. Cronk, III 1977 Age: 59	PRESIDENT, DREYER'S GRAND ICE CREAM, INC. Mr. Cronk has served on the Board of Directors since the Company's incorporation in 1977. Since April 1981, he has served as the Company's President.

T. Gary Rogers 1977 Age: 59	CHAIRMAN OF THE BOARD OF DIRECTORS AND CHIEF EXECUTIVE OFFICER, DREYER'S GRAND ICE CREAM, INC. Mr. Rogers has served as the Chairman of the Board of Directors and Chief Executive Officer of the Company since its incorporation in 1977. Mr. Rogers is also a director of Levi Strauss & Company.

M. Steven Langman 1997 Age: 40	MANAGING DIRECTOR, RHÔNE GROUP LLC. Mr. Langman joined the Board of Directors in 1997. In 1996, Mr. Langman founded and since that time has served as Managing Director of Rhône Group LLC, a private merchant banking firm. Prior to joining Rhône Group LLC, Mr. Langman was Managing Director of Lazard Frères & Co. Mr. Langman joined Lazard in 1987. Before joining Lazard, Mr. Langman worked in the mergers and acquisition department of Goldman, Sachs & Co. Mr. Langman is also a director of NationsRent, Inc. and serves on the boards of several private companies controlled by Rhône Capital LLC, a private equity fund affiliated with Rhône Group LLC.

Jan L. Booth 1997 Age: 51	PRIVATE INVESTOR. Ms. Booth joined the Board of Directors in 1997. From 1988 to 1990, Ms. Booth was self-employed as a business consultant. Ms. Booth served as Vice President - Marketing of the Company from 1981 to 1987. Before joining the Company, Ms. Booth was employed by Crown Zellerbach's Consumer Products Division.

John W. Larson 1993 Age: 64	PRIVATE INVESTOR. Mr. Larson joined the Board of Directors in 1993. From 1989 to early 1993, Mr. Larson served as Chief Operating Officer of The Chronicle Publishing Company, a privately-held, diversified media company. From 1984 to 1989, Mr. Larson was a General Partner of J.H. Whitney & Co., a venture capital and buyout firm. Prior to joining J.H. Whitney & Co., Mr. Larson was the Managing Director of the San Francisco office of McKinsey & Company, Inc. Mr. Larson is also a member of the Board of Control of Crown Pacific Partners, LP, a forest products concern.

Committees of the Board

     Committees of the Board of Directors are as follows:

Compensation Committee

     The Compensation Committee is currently composed of the following six directors, none of whom are employees of the Company in any capacity: Ms. Booth; Mr. Helman; Mr. Langman; Mr. Larson; Mr. Manwell (Chairman); and Mr. Smucker. During the Company's 2001 fiscal year (December 31, 2000 through December 29, 2001)("fiscal 2001"), the Compensation Committee was composed of the following seven directors, none of whom were employees of the Company in any capacity: Ms. Booth; Mr. Helman; Mr. Langman; Mr. Larson; Mr. Manwell (Chairman); Mr. Smucker; and Mr. Peiffer. Mr. Peiffer resigned from the Company's Board of Directors and the Compensation Committee on January 28, 2002. The Compensation Committee makes recommendations to the Board of Directors with respect to the salaries and bonuses and other forms of remuneration to be paid to the Chief Executive Officer and the President of the Company and the terms and conditions of their employment. In addition, the Compensation Committee is the Administrator of the Company's: (a) Section 423 Employee Stock Purchase

Plan (1990); (b) Employee Secured Stock Purchase Plan (1990); (c) Stock Option Plan (1992) (the "1992 Plan"); and (d) Stock Option Plan (1993) (the "1993 Plan").

Audit Committee

     The Audit Committee is currently composed of the following five directors, none of whom are employees of the Company in any capacity: Ms. Booth; Mr. Helman; Mr. Langman; Mr. Larson (Chairman); and Mr. Smucker. During fiscal 2001, the Audit Committee was composed of the following seven directors, none of whom were employees of the Company in any capacity: Ms. Booth; Mr. Helman; Mr. Langman; Mr. Larson (Chairman); Mr. Manwell; Mr. Smucker; and Mr. Peiffer. Mr. Manwell resigned from the Audit Committee on March 19, 2001 and Mr. Peiffer resigned from the Company's Board of Directors and the Audit Committee on January 28, 2002. The Audit Committee meets on the call of any member and, on at least one occasion each year, meets with the independent public accountants to discuss: (1) the scope of the audit engagement; (2) the results of each annual audit and the financial statements and notes included in the Company's Annual Report to Stockholders; and (3) other matters pertaining to the audit, including the Company's accounting policies and internal controls. The Committee is also responsible for recommending for appointment by the Board of Directors, subject to submission to the stockholders for their approval, independent public accountants to audit the Company's financial statements, as well as advising the Board of Directors with respect to the scope of the audit, the Company's accounting policies and internal controls.

Other Committees

     The Company has no nominating committee nor does any other committee perform the functions of such a committee.

Attendance at Board and Committee Meetings

     During fiscal 2001, there were four special meetings of the Board of Directors and all directors attended each meeting except for Mr. Peiffer who was absent from one meeting. The Compensation Committee met one time and the Audit Committee met four times. All members of the committees attended each of the meetings of the respective committees, except for Mr. Peiffer who was absent from one meeting of each of the Audit and Compensation Committee meetings.

Remuneration of Directors

     For fiscal 2001, each director's compensation consisted of an annual retainer fee of $10,000 and a fee of $6,000 for each meeting of the Board of Directors attended. In addition, each member of the Audit Committee and the Compensation Committee received an annual retainer fee of $4,000. The Company also reimburses the reasonable travel expenses of a director to attend board meetings. The Board of Directors generally meets four times per year and each committee meets at least annually and more frequently if requested by any member. Employee directors receive no compensation as directors. Members of the Board of Directors who were not employees of the Company (each a "Non-Employee Director") received an option to purchase 10,000 shares of the Company's Common Stock on the date the 1993 Plan was approved by the Company's stockholders or received such an option upon appointment to the Board of Directors, if appointment occurred subsequent to such approval. In addition, each Non-Employee Director is awarded a stock option to purchase 3,000 shares of the Company's Common Stock annually on May 11, the anniversary of the date that the 1993 Plan was approved by the Company's stockholders.

Audit Committee Report

Role of the Audit Committee

     The Audit Committee operates under a written charter adopted by the Board of Directors. Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers, Inc. The primary function of the Audit Committee is to provide oversight on behalf of the Board of Directors with respect to the Company's audited financial statements and accounting practices. The Audit Committee's powers and duties include the following: (1) reviewing the Company's audited financial statements and related footnotes; (2) reviewing the Company's accounting procedures and systems of internal control; (3) conferring with the independent public accountants and management concerning the scope of the audit and other matters pertaining to the audit, including the Company's critical accounting policies, accounting procedures and internal controls; (4) reviewing the performance of the Company's independent public accountants; (5) annually reviewing the powers and duties of the Audit Committee and making recommendations to the Board of Directors on these responsibilities; and (6) providing an open avenue of communication among the Board of Directors, the financial management of the Company and the independent public accountants.

     The Audit Committee annually recommends to the Board of Directors the appointment of a firm of independent public accountants to audit the financial statements of the Company and meets with such independent public accountants and management to review the scope and the results of the annual audit, the Company's audited financial statements and other related matters. The Audit Committee is concerned with the accuracy and completeness of the Company's audited financial statements and matters that relate to them, including the Company's critical accounting policies. However, the Audit Committee's role does not include providing to stockholders, or others, special assurances regarding such matters. Moreover, the Audit Committee's role does not involve the professional evaluation of the quality of the audit conducted by the independent public accountants. While it is believed that the Audit Committee's activities are beneficial because they provide an ongoing oversight on behalf of the Board of Directors, they do not alter the traditional roles and responsibilities of the Company's management and independent public accountants with respect to the accounting and control functions and financial statement presentation.

Review of the Company's Audited Financial Statements for the Fiscal Year Ended December 29, 2001

     The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 29, 2001 with the Company's management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of PricewaterhouseCoopers LLP with them as required and has determined that the provision of services rendered by PricewaterhouseCoopers LLP is compatible with maintaining PricewaterhouseCoopers LLP's independence.

     Based on the Audit Committee's review and discussions noted above, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 29, 2001 for filing with the Securities and Exchange Commission (the "SEC").

Submitted by the Audit Committee:	John W. Larson, Chairman Jan L. Booth Robert A. Helman M. Steven Langman Timothy P. Smucker

     The foregoing Audit Committee Report shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

Audit and Related Fees

Audit Fees

     The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of the Company's annual consolidated financial statements for fiscal 2001 and the review of the consolidated financial statements included in the Company's Forms 10-Q for fiscal 2001 were $248,000.

All Other Fees

     The aggregate fees billed to the Company for all other services rendered by PricewaterhouseCoopers LLP for fiscal 2001, including fees for tax consulting and compliance, were $761,800.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

      The following table sets forth information as of March 22, 2002, concerning the beneficial ownership of the Company's Common Stock by each person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than five percent of such class:

Name and Address of Beneficial Owner	Amount of Beneficial Ownership*	Percent of Class*
Nestlé Holdings, Inc. (1) c/o Nestlé USA, Inc. 800 North Brand Boulevard Glendale, California 91203T.	9,563,016	27.65%
Gary Rogers (2)(3) 5929 College Avenue Oakland, California 94618	3,728,690	10.50%
Capital Group International, Inc. (4) 11100 Santa Monica Boulevard, Suite 1500 Los Angeles, California 90025	3,675,300	10.63%
William F. Cronk, III (2)(5) 5929 College Avenue Oakland, California 94618	2,239,642	6.30%

*	The amounts and percentages indicated as beneficially owned were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into common stock. Any securities not outstanding which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who owns the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.
(1)	Nestlé Holdings, Inc. ("NHI"), a wholly-owned subsidiary of Nestlé S.A. ("Nestlé"), has sole voting power and sole investment power with respect to all of these shares; provided however, that because Nestlé and NHI have filed a joint statement on Schedule 13D, Nestlé may be deemed to have sole voting power and sole investment power with respect to these shares. The shares listed include 6,000,000 shares purchased from the Company in 1994 and 3,400,000 shares purchased from General Electric Capital Corporation, Trustees of General Electric Pension Trust and GE Investment Private Placement Partners I, Limited Partnership (see "Compensation Committee Interlocks and Insider Participation").
(2)	Included in this number are: (a) options to purchase 203,960 shares of Common Stock under the 1992 Plan exercisable within 60 days; and (b) options to purchase 735,760 shares of Common Stock under the 1993 Plan exercisable within 60 days.
(3)	Included in this number are 2,567,072 and 200,000 shares which are held directly by the Rogers Revocable Trust and the Four Rogers Trust, respectively, and for which Mr. Rogers and his wife serve as co-trustees. Mr. Rogers and his wife share the voting and investment power with respect to such shares. Also included in this number are 21,898 shares held in Mr. Rogers' account in the Dreyer's Grand Ice Cream, Inc. Savings Plan, a 401(k) plan (the "Savings Plan"). Mr. Rogers has sole investment power but no voting power with respect to such shares.

(4)	(4) Capital Group International, Inc. ("CGII") is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the number of shares listed. The investment management companies, which include a "bank" as defined in Section 3(a)(6) of the Exchange Act (Capital Guardian Trust Company) and several investment advisers (including Capital International Research and Management, Inc.), provide investment advisory and management services for their respective clients (including registered investment companies and institutional investors). CGII does not have investment power or voting power over any of the shares listed but may be deemed to beneficially own the shares under the Act. Capital Guardian Trust Company is deemed to be the beneficial owner of 3,526,500 of the listed shares as a result of its serving as the investment manager of various institutional accounts.
(5)	Included in this number are 1,299,922 shares which are held directly by the Cronk Revocable Trust, for which Mr. Cronk and his wife serve as co-trustees. Mr. Cronk and his wife share the voting and investment power with respect to such shares. Excluded from this number are 84,000 shares held in irrevocable trusts for the benefit of Mr. Cronk's adult sons. Neither Mr. Cronk nor his wife have voting or investment power with respect to these 84,000 shares, and Mr. Cronk and his wife disclaim beneficial ownership of all of the shares held in these irrevocable trusts.

Security Ownership of Management

     The following table sets forth information as of March 22, 2002, concerning the beneficial ownership of the Company's Common Stock by each director and nominee for director of the Company, the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (the five officers are referred to as the "Named Executive Officers") and all directors and executive officers of the Company as a group. Except as otherwise noted, each person has sole voting and sole investment power with respect to the shares shown:

Name of Beneficial Owner	Amount of Beneficial Ownership*	Percent of Class*
T. Gary Rogers (1)(2)	3,728,690	10.50%
William F. Cronk, III (1)(3)	2,239,642	6.30%
Thomas M. Delaplane (4)	303,282	**
William R. Oldenburg (5)	167,056	**
Timothy F. Kahn (6)	96,774	**
Edmund R. Manwell (7)	79,000	**
John W. Larson (7)(8)	62,500	**
Jan L. Booth (9)(10)	33,200	**
Timothy P. Smucker (10)	27,000	**
M. Steven Langman (10)	25,000	**
Robert A. Helman (11)	22,000	**
Directors and executive officers as a group (12 persons)(12)	6,980,964	18.73%

*	The amounts and percentages indicated as beneficially owned were calculated pursuant to Rule 13d-3(d)(1) under the Exchange Act which provides that beneficial ownership of a security is acquired by a person if that person has the right to acquire beneficial ownership of such security within 60 days through the exercise of a right such as the exercise of an option or the conversion of a convertible security into Common Stock. Any securities not outstanding which are subject to options or conversion privileges are deemed outstanding for the purpose of computing the percentage of outstanding securities of the class owned by the person who owns the option or conversion privilege but are not deemed outstanding for the purpose of computing the percentage of the class owned by any other person.
**	Less than one percent.
(1)	Included in this number are: (a) options to purchase 203,960 shares of Common Stock under the 1992 Plan exercisable within 60 days; and (b) options to purchase 735,760 shares of Common Stock under the 1993 Plan exercisable within 60 days.
(2)	Included in this number are 2,567,072 and 200,000 shares which are held directly by the Rogers Revocable Trust and the Four Rogers Trust, respectively, and for which Mr. Rogers and his wife serve as co-trustees. Mr. Rogers and his wife share the voting and investment power with respect to such shares. Also included in this number are 21,898 shares held in Mr. Rogers' account in the Savings Plan. Mr. Rogers has sole investment power but no voting power with respect to such shares.
(3)	Included in this number are 1,299,922 shares which are held directly by the Cronk Revocable Trust for which Mr. Cronk and his wife serve as co-trustees. Mr. Cronk and his wife share the voting and investment power with respect to such shares. Excluded from this number are 84,000 shares held in irrevocable trusts for the benefit of Mr. Cronk's adult sons. Neither Mr. Cronk nor his wife have voting or investment power with respect to these 84,000 shares, and Mr. Cronk and his wife disclaim beneficial ownership of all of the shares held in these irrevocable trusts.
(4)	Included in this number are: (a) 40,454 shares which are held by Mr. Delaplane and his wife as co-trustees of the Delaplane Family Trust; (b) options to purchase 3,240 shares of Common Stock under the 1992 Plan exercisable within 60 days; (c) options to purchase 226,260 shares of Common Stock under the 1993 Plan exercisable within 60 days; (d) 32,758 shares held in Mr. Delaplane's account in the Savings Plan. Mr. Delaplane has sole investment power but no voting power with respect to such shares; and (e) 570 shares held in Mr. Delaplane's name.
(5)	Included in this number are: (a) options to purchase 120,980 shares of Common Stock under the 1993 Plan exercisable within 60 days; (b) 45,048 shares held by the William R. Oldenburg and Deborah Oldenburg Trust; and (c) 1,028 shares held in Mr. Oldenburg's name.
(6)	This number represents options to purchase 96,774 shares of Common Stock under the 1993 Plan exercisable within 60 days.
(7)	Included in this number are options to purchase 31,000 shares of Common Stock under the 1993 Plan exercisable within 60 days.
(8)	Included in this number are 31,500 shares held directly by trusts for the benefit of Mr. Larson's adult children for which Mr. Larson serves as trustee.
(9)	Included in this number are: (a) 4,000 shares held directly by the Herrero/Booth Revocable Trust for which Ms. Booth and her husband serve as co-trustees and share the voting and investment power with respect to such shares; and (b) 4,200 shares held by the Herrero Bros. Inc. Employee Profit Sharing and Retirement Plan & Trust, for which Ms. Booth's husband serves as a co-trustee and is a plan participant. Ms. Booth and her husband disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein.
(10)	Included in this number are options to purchase 25,000 shares of Common Stock under the 1993 Plan exercisable within 60 days.
(11)	This number represents options to purchase 22,000 shares of Common Stock under the 1993 Plan exercisable within 60 days.

(12)	Included in this number are: (a) options to purchase 411,160 shares of Common Stock under the 1992 Plan exercisable within 60 days; and (b) options to purchase 2,270,104 shares of Common Stock under the 1993 Plan exercisable within 60 days.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 (required by Section 16(a) in the event of failure to comply with certain filing requirements) were required for those persons, the Company believes that during fiscal 2001 its officers, directors, and greater than ten percent beneficial owners complied with all applicable filing requirements.

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

     The following table shows compensation information during each of the Company's last three fiscal years for the Named Executive Officers:

Summary Compensation Table

	Annual Compensation				Long-Term Compensation Awards Securities Underlying Options (#)
Name and Principal Position	Fiscal Year	Salary(1) ($)	Bonus(2) ($)	Other Annual Compensation(3)(4) ($)		All Other Compensation(5) ($)

T. Gary Rogers Chairman of the Board and Chief Executive Officer	2001 2000 1999	777,356 731,116 689,975	-0- -0- 517,485	52,774 54,841	83,210 119,350 167,300	14,800 14,832 16,097

William F. Cronk, III President	2001 2000 1999	777,356 731,116 689,975	-0- -0- 517,485	52,955 55,614	83,210 119,350 167,300	14,800 14,800 16,000

William R. Oldenburg Vice President - Operations	2001 2000 1999	425,753 400,560 378,082	210,600 131,625 285,000		28,190 41,950 55,800	14,800 14,800 16,000

Thomas M. Delaplane Vice President - Sales	2001 2000 1999	425,753 400,560 375,205	210,600 131,625 285,000		28,190 41,950 55,800	14,800 14,800 16,000

Timothy F. Kahn Vice President - Finance and Administration and Chief Financial Officer	2001 2000 1999	408,205 369,672 345,000	195,000 121,875 258,875		28,190 41,950 55,800	9,950 9,950 8,545

(1)	Includes amounts contributed by the officers to the salary deferral portion of the Savings Plan.
(2)	Includes amounts paid under the Company's Incentive Bonus Plan.
(3)	No disclosures for fiscal years 2001, 2000 and 1999 are made for Messrs. Oldenburg, Delaplane and Kahn, no disclosure is made for Mr. Rogers in 2001, and no disclosure is made for Mr. Cronk for fiscal year 1999 under Other Annual Compensation, as the aggregate incremental compensation otherwise reportable in this column for each of these individuals is less than the smaller of $50,000 or ten percent of the respective officer's combined salary and bonus for such fiscal years.
(4)	The amount reported for Mr. Rogers for 2000 and 1999 includes: $30,000 and $26,000, respectively, paid to PricewaterhouseCoopers LLP for tax and accounting services rendered on behalf of Mr. Rogers; and $22,150 and $23,670, respectively, for Mr. Rogers' use of a Company automobile. The amount reported for Mr. Cronk for 2001 and 2000 includes: $30,000 paid in each year to PricewaterhouseCoopers LLP for tax and accounting services rendered on behalf of Mr. Cronk; and $15,265 and $25,614, respectively, for Mr. Cronk's use of a Company automobile.
(5)	For each Named Executive Officer, the amounts reported include contributions by the Company of $8,500 in 2001 and 2000 and $8,000 in 1999 to the Dreyer's Grand Ice Cream, Inc. Money Purchase Pension Plan. For each Named Executive Officer the amounts reported include contributions by the Company of $6,300 in 2001 and 2000 and $8,000 in 1999 to the Savings Plan.

Stock Options

     The following table provides information concerning the grant of stock options made during fiscal 2001 to the Named Executive Officers:

Option Grants in the Last Fiscal Year

	Individual Grants
Name	Number of Securities Underlying Options Granted(1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Per Share)	Expiration Date	Grant Date Present Value($)(2)

T. Gary Rogers	83,210	10.92%	$31.13	2/14/11	$1,205,713
William F. Cronk, III	83,210	10.92	31.13	2/14/11	1,205,713
William R. Oldenburg	28,190	3.70	31.13	2/14/11	408,473
Thomas M. Delaplane	28,190	3.70	31.13	2/14/11	408,473
Timothy F. Kahn	28,190	3.70	31.13	2/14/11	408,473

(1)	Options were granted pursuant to the 1993 Plan and begin vesting two years from the date of grant as follows: the options may be exercised only as to 40 percent of the optioned shares after two years from the date of grant and as to an additional 20 percent after each of the succeeding three years. The options granted under the 1993 Plan expire ten years from the date of grant, terminate within various periods ranging from three to 24 months after the employee's termination of employment, death or disability, and are non-transferable except by will or the laws of descent and distribution. The exercise price of options granted under the 1993 Plan equaled the fair market value of the shares of the Company's Common Stock on the date of grant. In the event of a Change of Control of the Company, all then outstanding options issued under the 1993 Plan shall vest and become immediately exercisable. The term "Change of Control" as defined in the 1993 Plan is more completely described under the caption "Employment Contracts, Employment Termination and Change of Control Arrangements" on page 14.
(2)	Grant date present value was calculated using the Black-Scholes option-pricing model. For the options granted, the following assumptions were used in the Black-Scholes valuation calculation: dividend yield of 0.77 percent, risk-free rate of return of 5.12 percent, six-year expected term and an expected volatility of 44.05 percent. The annual dividend yield equals the quotient of the fiscal 2001 annual dividend of $0.24 per share divided by the per share stock price on the date of grant. The expected volatility used was based on the monthly closing price of the Company's Common Stock over a three-year period. The risk-free rate is the yield on a U.S. Treasury Zero Coupon Strip Bond with a maturity equal to the expected term of the grant. The approach used in developing the assumptions upon which the Black-Scholes calculations were based is consistent with the requirements of Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation." The value calculated by use of this model should not be viewed in any way as a forecast of the future performance of the Company's Common Stock.

The following table provides information on option exercises in fiscal 2001 by the Named Executive Officers and the value of such officers' unexercised in-the-money options as of December 29, 2001:

Aggregated Option Exercises in the Last Fiscal Year
and Fiscal Year-End Option Values

	Number of Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options at FY-End(#)		Value of Unexercised In-The-Money Options at FY-End($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
T. Gary Rogers	-0-	-0-	817,460	361,060	$20,225,208	$7,059,435
William F. Cronk, III	-0-	-0-	817,460	361,060	20,225,208	7,059,435
William R. Oldenburg	180,880	$3,019,559	79,240	123,220	1,817,107	2,408,025
Thomas M. Delaplane	55,760	798,730	202,760	123,220	4,928,548	2,408,025
Timothy F. Kahn	-0-	-0-	57,206	126,876	1,160,811	2,405,765

Performance Graph

     The following graph shows the cumulative total return on the Company's Common Stock compared to the Standard & Poor's 500 Index ("S&P 500 Index") and the Standard & Poor's Foods-500 Index ("S&P Foods - 500 Index") over the five-year period from December 28, 1996 through December 29, 2001:

Comparison of Five-Year Cumulative Total Return*
Among Dreyer's Grand Ice Cream, Inc., the S&P 500 Index
and the S&P Foods - 500 Index

	12/28/96	12/27/97	12/26/98	12/25/99	12/30/00	12/29/01

Dreyer's Grand Ice Cream, Inc.	100.00	166.92	96.56	113.02	226.42	277.00
S&P 500 Index	100.00	127.37	169.33	203.92	186.80	166.46
S&P Foods - 500 Index	100.00	139.86	157.86	121.66	154.35	158.13

*	Assumes $100 investment on December 28, 1996, in each of the Company, the S&P 500 Index and the S&P Foods - 500 Index, including the reinvestment of dividends.

Employment Contracts, Employment Termination and Change of Control Arrangements

     Currently, all options that have been, and may in the future be, issued under the 1992 Plan and the 1993 Plan (collectively, the "Plans") immediately vest and become subject to exercise upon a Change of Control of the Company. A Change of Control is defined under the Plans to include: (i) the acquisition by any person of beneficial ownership of 40 percent or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (which 40 percent shall be calculated after including the dilutive effect of the conversion or exchange of any outstanding securities of the Company convertible into or exchangeable for voting securities); (ii) a change in the composition of majority membership of the Board of Directors over any two-year period commencing, with respect to the 1992 Plan, on or after March 7, 1994, or, with respect to the 1993 Plan, on or after September 9, 1993; (iii) a change in ownership of the Company such that the Company becomes subject to the delisting of its Common Stock from the NASDAQ National Market System; (iv) the approval by the Board of Directors of the sale of all or substantially all of the assets of the Company; or (v) the approval by the Board of Directors of any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in (i), (ii) or (iii) above. Further, the acquisition by any person (or any group of which such a person is a member) who is (with respect to the 1992 Plan, as of March 7, 1994, or, with respect to the 1993 Plan, as of September 9, 1993) a member of the Board of Directors, of beneficial ownership of 40 percent or more of the combined voting power of the Company's outstanding securities immediately after such acquisition (the calculation of such 40 percent being made as described above), shall not be deemed a Change of Control for purposes of the Plans.

     The 1993 Plan also includes provisions whereby the options granted to an optionee thereunder immediately vest and become exercisable upon the death or retirement of the optionee. Additionally, under the 1993 Plan, the Administrator may, in its discretion, accelerate the vesting of an optionee's options. Except for these provisions of the Plans, the Company has no employment contracts or any employment termination or Change of Control arrangements.

Compensation Committee Report on Executive Compensation

     Pursuant to regulations adopted by the SEC in October 1992, the Compensation Committee is required to disclose its bases for compensation of the Named Executive Officers and to discuss the relationship between the Company's performance during the last fiscal year and such compensation. The Compensation Committee notes that except in its capacity as Plan Administrator of the 1992 Plan and the 1993 Plan, the Compensation Committee does not establish compensation for the Named Executive Officers (or any other executive officer of the Company) except the Chief Executive Officer and the President. Except for stock option grants, the compensation of the Company's executive officers (including the Named Executive Officers other than the Chief Executive Officer and the President) is determined by the Chief Executive Officer and the President in their sole discretion.

     The Chief Executive Officer's and the President's aggregate compensation is comprised of three principal components: base salary, bonus and stock options. While the Compensation Committee does not review any particular quantitative issues in establishing the Chief Executive Officer's and the President's base salaries specifically and total compensation generally, the Compensation Committee does consider two principal factors which are evenly weighted in its deliberations: (1) performance of the Company measured by the long-term growth of the Company's income; and (2) the roles of the Chief Executive Officer and the President in achieving the Company's performance. The Compensation Committee reviewed an executive compensation survey prepared by Watson Wyatt Worldwide in determining the compensation of the Chief Executive Officer and the President for fiscal 2001. The Compensation Committee believes that each of the Chief Executive Officer's and the President's base salaries for fiscal 2001 appropriately reflects the satisfactory long-term performance of the Company and each of their roles in the Company's performance and is competitive with the salaries of their counterparts at other companies of similar size and history (although such other companies are not necessarily companies which are represented in the indices described under the caption "Performance Graph" on page 13).

      For fiscal 2001, the Compensation Committee determined that the bonus compensation of the Chief Executive Officer and the President should be based upon the Company's profit plan earnings per share (the "Profit Plan"). If 80 percent of the Profit Plan were to be achieved for fiscal 2001, then 80 percent of the bonus opportunity (75 percent of the officer's base salary) for the Chief Executive Officer and the President would be paid, and if more than 80 percent of the Profit Plan were to be achieved, additional bonus would be paid. However, 80 percent of the

Profit Plan was not achieved in fiscal 2001, and therefore, no bonuses were earned by the Chief Executive Officer nor the President for fiscal 2001.

     In awarding options under the 1993 Plan, the Compensation Committee has adopted a policy pursuant to which: (1) Messrs. Rogers and Cronk will receive options to purchase shares of the Company's Common Stock with a current market value equal to three and one-half times their annual base salary; (2) all other Named Executive Officers (and the other Vice President of the Company) will receive options to purchase the Company's Common Stock with a current market value equal to two and one-quarter times the average annual base salary of vice presidents of the Company; (3) approximately 20 executive staff members will receive options to purchase shares of the Company's Common Stock with a current market value equal to one and one-quarter times their individual annual base salary; and (4) approximately 75 management staff members will receive options to purchase shares of the Company's Common Stock with a current market value equal to three-quarter times their individual annual base salary. In addition, the Compensation Committee may, at its discretion from time to time, grant to other employees options to purchase 1,000 shares of the Company's Common Stock. The size of the option grants included in the Compensation Committee's policy are competitive with a 2000 survey of competitive practice in diversified companies received from the Company's compensation consultants Watson Wyatt Worldwide (which surveys included some companies which are represented in the indices described under the caption "Performance Graph" on page 13). All stock option grants awarded by the Compensation Committee in fiscal 2001 were consistent with the Compensation Committee's stated policies.

     The Compensation Committee has also adopted a policy whereby key executive employees of the Company and its subsidiaries may, at the Compensation Committee's discretion, be offered the opportunity to receive options, in lieu of current cash compensation, including bonuses, to purchase shares of the Company's Common Stock (the "Income Swap Plan"). Options granted in exchange for cash compensation are non-qualified options and may be granted under either the 1992 Plan or the 1993 Plan. The exchange ratio used to determine the proper number of shares to be subject to such options is based on the Black-Scholes valuation method. The exercise price of options granted under the Income Swap Plan is set at the current fair market value of the Company's Common Stock as of the date of grant. The vesting of options granted by the Compensation Committee under the Income Swap Plan depends on whether the options are granted under the 1992 Plan or the 1993 Plan. Options granted under the 1992 Plan begin vesting two years from the date of grant and may be exercised only as to 40 percent of the optioned shares after two years from the date of grant and as to an additional 20 percent after each of the succeeding three years. Options granted under the 1993 Plan in connection with the Income Swap Plan vest six months from the date of grant. Options granted under the Income Swap Plan are exercisable for cash or by exchanging previously acquired shares of the Company's Common Stock. Further, any tax withholding requirement can be satisfied through surrender of the Company's Common Stock previously acquired by the employee. Options granted under the 1993 Plan in connection with the Income Swap Plan may have a "reload" feature which would result in the option holder receiving, upon the exercise of such option, a "reload" grant equal to the number of shares of Common Stock utilized to pay the exercise price and/or tax withholdings. If granted, the "reload" options will have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant of the "reload" option and an exercise term equal to the remaining term of the option exercised.

     Section 162(m) of the Internal Revenue Code limits the deductibility of compensation in excess of one million dollars paid to the Company's Chief Executive Officer and to any of its four other highest paid executive officers. However, certain performance-based compensation, such as stock options granted under the Company's stock option plans, are specifically exempt from the limitation on deductibility. To date, no employee of the Company has been paid compensation in excess of one million dollars (as defined in Section 162(m)) that would be subject to the Section 162(m) limitation. While the tax impact of any compensation arrangement is one factor to be considered, such impact is evaluated in light of the Compensation Committee's overall compensation philosophy. The Committee's general intention is to establish executive officer compensation programs which will maximize the deductibility of compensation paid by the Company, if the Compensation Committee determines that such actions are consistent with its philosophy and in the best interests of the Company and its stockholders. However, from time to time the Compensation Committee may award compensation which is not fully deductible if the Compensation Committee determines that such award is consistent with its philosophy and in the best interests of the Company and its stockholders.

     The Compensation Committee notes that, generally, options granted to executive officers will only realize value to the extent the fair market value of the Company's stock increases after the date of grant. The Compensation

     Committee believes that this furthers the Compensation Committee's goal of aligning management's interests with those of the Company's stockholders.

Submitted by the Compensation Committee:	Edmund R. Manwell, Chairman Jan L. Booth Robert A. Helman M. Steven Langman John W. Larson Timothy P. Smucker

     The foregoing Compensation Committee Report on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

Compensation Committee Interlocks and Insider Participation

     During fiscal 2001, none of the Company's executive officers served on the board of directors or compensation committee of any entities whose directors or officers serve on the Company's Compensation Committee. No current executive officers of the Company serve on the Company's Compensation Committee, although Jan L. Booth, a member of the Compensation Committee, was the Company's Vice President - Marketing from 1981 to 1987.

     In June 1993, the Company issued in a private placement to General Electric Capital Corporation, Trustees of General Electric Pension Trust and GE Investment Private Placement Partners I, Limited Partnership (collectively, the "Holders"), pursuant to a Securities Purchase Agreement (the "GE Agreement"), an aggregate of $100,752,000 of 6.25% Convertible Subordinated Debentures of the Company (the "Debentures"), due June 30, 2001. In August 1995, the Company converted the Debentures into Series B Convertible Preferred Stock of the Company (the "Series B Stock"). In October 1997, the Series B Stock was converted into a total of 1,007,522 shares of Series A Convertible Preferred Stock of the Company (the "Series A Convertible Stock"), redeemable on June 30, 2001. In June 2001, the Series A Convertible Stock was converted into a total of 5,800,000 shares of the Company's Common Stock. In July 2001, the Holders sold approximately 3,400,000 shares of the 5,800,000 shares of the Company's Common Stock held by them to Nestle Holdings, Inc. ("NHI"), and in January 2002, the Holders sold their remaining 2,400,000 shares of the Company's Common Stock to a financial institution that, in turn, subsequently sold the shares to other investors.

     Jack O. Peiffer was nominated by the Holders and named to the Board of Directors of the Company pursuant to a provision of the GE Agreement. Mr. Peiffer served as Senior Vice President - Corporate Human Resources of General Electric Company, an affiliate of the Holders, until his retirement in January 1994. Pursuant to an agreement between the Holders and the Company, Mr. Peiffer resigned from the Board of Directors concurrently with the Holders' sale of their remaining shares of the Company's Common Stock.

     On June 14, 1994, the Company entered into a Stock and Warrant Purchase Agreement (the "Nestlé Agreement") with Nestlé Holdings, Inc. ("NHI") whereby NHI purchased from the Company 6,000,000 million shares of the Company's Common Stock and warrants for the purchase of 4,000,000 million shares of the Company's Common Stock for an aggregate purchase price of $106,000,000. Per the terms of the Nestlé Agreement, the warrants expired unexercised. Under the Nestlé Agreement, NHI may not beneficially own more than 25 percent of the outstanding shares of the Company's Common Stock on a "fully diluted basis" without the prior consent of the Board of Directors, subject to certain limited exceptions which could increase NHI's ownership percentage up to 35 percent, until June 14, 2004. After June 14, 2004, NHI may not beneficially own more than 35 percent of the outstanding shares of the Company's Common Stock on a "fully diluted basis" without the prior consent of the Board of Directors, unless NHI makes an offer to purchase all of the outstanding shares of the Company's Common Stock. For purposes of the Nestlé Agreement, "fully diluted basis" means all issued and outstanding shares of the Company's Common Stock as well as all outstanding stock options and other securities convertible into, or entitling the holder to acquire, the Company's Common Stock. The Nestlé Agreement also provides that as long as NHI beneficially owns at least 10 percent of the outstanding shares of the Company's Common Stock on a "fully diluted basis," NHI may nominate that number of nominees proportionate to the amount of outstanding shares beneficially owned by NHI (but not less than two) and that the Company will recommend and use the same efforts on behalf of such nominees as are used to cause the elections of all other nominees to the Board of Directors of the Company. NHI and its affiliates have certain rights to purchase additional shares of the Company's Common Stock in the event their aggregate equity ownership in the Company is diluted to certain levels.

     M. Steven Langman and Robert A. Helman were named to the Board of Directors pursuant to the terms of the Nestlé Agreement. Mr. Langman was nominated by NHI in March 1997. From time to time, Mr. Langman in his position as Managing Director of Rhône Group LLC, provides financial advisory and investment banking services to NHI and its affiliates. Mr. Helman was nominated by NHI in March 1998. From time to time, Mr. Helman and his law firm, Mayer, Brown, Rowe & Maw provide legal services to NHI and its affiliates.

      During fiscal 2001, Edmund R. Manwell was the Secretary of the Company and a partner in the law firm of Manwell & Schwartz. The Company paid Manwell & Schwartz $287,841 in legal fees during fiscal 2001 for services rendered as counsel to the Company. Mr. Manwell is not separately compensated for his services as Secretary of the Company although some of the fees received by Manwell & Schwartz may be for services that, in other corporations, are performed by the corporate secretary.

Other Relationships

     On June 14, 1994, the Company entered into an agreement (the "1994 Agreement") with Nestlé Ice Cream Company ("NICC"), an affiliate of NHI, to distribute in certain markets frozen novelty and ice cream products manufactured by or for NICC (the "NICC Products"). The 1994 Agreement was replaced in November 2001 with a new distribution agreement between the Company and Ice Cream Partners, LLC, an affiliate of NICC, whereby the Company continues to purchase the NICC Products in the ordinary course of business and at prices consistent with those offered to other distributors.

     Timothy P. Smucker was appointed as a director of the Company in March 1997. Mr. Smucker is Chairman of The J.M. Smucker Company ("JMS"), a supplier for the Company of certain raw materials used in production of the Company's products. The Company purchases raw materials from JMS in the ordinary course of business and at prices consistent with those offered by other suppliers.

     During the Company's fiscal year 1998, the Company loaned to Thomas M. Delaplane, Vice President - Sales of the Company, an aggregate principal amount of $281,000 pursuant to two separate Secured Promissory Notes (the "Notes"). The Notes, which were repaid to the Company in full by Mr. Delaplane in May 2001, bore interest at an annual rate of 6.50 percent.

     Any other business relationships existing between any of the nominees or continuing directors and the Company, or between the Company and any of the beneficial owners identified under the caption "Security Ownership of Certain Beneficial Owners" on page 7 are described under the caption "Compensation Committee Interlocks and Insider Participation" on page 16.

MATTERS SUBMITTED TO A VOTE OF STOCKHOLDERS

Election of Directors

     The directors of Class II will be elected at the 2002 Annual Meeting of Stockholders and will hold office until the 2005 Annual Meeting of Stockholders or until their successors are elected and qualified. The nominees for directors of Class II, Robert A. Helman, Edmund R. Manwell and Timothy P. Smucker, constitute the current Class II of the Board of Directors with each of their terms expiring as of the date of the Annual Meeting. Information regarding the Board of Directors, including the business experience of the nominees for directors of Class II, is set out under the caption "Board of Directors" on page 3. No family relationship exists between any nominee and any of the other directors. Any business relationship existing between any of the nominees or continuing directors and the Company are described under the captions "Compensation Committee Interlocks and Insider Participation" on page 16 and "Other Relationships" on page 17.

Unless otherwise directed, the persons named in the enclosed form of proxy will vote such proxy for the election of Robert A. Helman, Edmund R. Manwell and Timothy P. Smucker, each of whom has consented to be named as a director of the Company and to serve if elected. In case any of Messrs. Helman, Manwell or Smucker becomes unavailable for election or declines to serve for any unforeseen reason, an event management does not anticipate, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR CLASS II OF THE BOARD OF DIRECTORS.

Approval of Appointment of Independent Public Accountants

     PricewaterhouseCoopers LLP has been appointed to be the Company's independent public accountants for the fiscal year ending December 28, 2002, and were the independent public accountants for the Company during the fiscal year ended December 29, 2001.

     The appointment of independent public accountants is made annually by the Board of Directors and is subsequently submitted by them to the stockholders for approval. The decision of the Board of Directors is, in turn, based upon the recommendation of the Audit Committee. In making its recommendations, the Audit Committee reviews both the audit scope and estimated audit fees for the coming year. In addition, the Audit Committee reviews the types of professional services provided by PricewaterhouseCoopers LLP to determine whether the rendering of such services would impair the independence of PricewaterhouseCoopers LLP. Should stockholder approval not be obtained, the Board of Directors will consider it a directive to select and retain other independent public accountants.

A representative or representatives of PricewaterhouseCoopers LLP will be present at the stockholders' meeting and will be afforded an opportunity to make a statement if they so desire and will be available to respond to questions raised orally at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE 2002 FISCAL YEAR AND THEREAFTER UNTIL A SUCCESSOR IS APPOINTED.

VOTING INFORMATION

General Voting Information

     A stockholder may, with respect to the election of directors: (i) vote for the election of all the director nominees named herein; (ii) withhold authority to vote for the director nominees; or (iii) vote for the election of any of such director nominee(s) and against any of the other director nominee(s) by so indicating on the proxy. Withholding authority to vote for a director nominee will not prevent such director nominee from being elected. A stockholder may, with respect to each other matter specified in the notice of the Annual Meeting: (a) vote "FOR" the matter; (b) vote "AGAINST" the matter; or (c) "ABSTAIN" from voting on the matter. Shares will be voted as instructed in the accompanying proxy on each matter submitted to stockholders. If there are no instructions from the stockholder on an executed proxy, the proxy will be voted as recommended by the Board of Directors.

      Abstentions and broker non-votes are each included in the determination of the number of shares present for quorum purposes. Abstentions are counted in tabulations of votes cast on proposals presented to stockholders. While not counted as votes for or against a proposal, abstentions have the same effect as votes against a proposal. Broker non-votes will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes. Approval of each matter specified in the Annual Meeting notice requires the affirmative vote of either a majority or a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting and entitled to vote on such matter.

Votes Required For Approval

     Election of Directors: Plurality of the votes of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

     Approval of PricewaterhouseCoopers LLP as independent public accountants: Majority of the shares of Common Stock present in person or by proxy and entitled to vote at the Annual Meeting.

Voting via the Internet or by Telephone

Shares Registered Directly in the Name of the Stockholder

     Stockholders with shares registered directly with the Company's transfer agent, may vote telephonically by calling 1-800-690-6903 or you may vote via the Internet at the following address on the World Wide Web, and follow the instructions on your screen:

     www.proxyvote.com

Shares Registered in the Name of a Brokerage Firm or Bank

     A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services ("ADP") that offer telephone and Internet voting options. If your shares are held in account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your voting form or you may vote via the Internet at the following address on the World Wide Web, and follow the instructions on your screen:

     www.proxyvote.com

PROPOSALS OF STOCKHOLDERS

     The 2003 Annual Meeting of Stockholders will be held on or about May 7, 2003. The SEC has adopted regulations that govern the inclusion of stockholder proposals in the Company's annual proxy materials. Stockholder proposals for inclusion in the Company's proxy statement and form of proxy relating to the Company's 2003 Annual Meeting of Stockholders must be received by the Company by December 10, 2002. If the Company is not notified of a stockholder proposal by February 23, 2003, then the Board of Directors' proxies will have discretionary authority to vote on such stockholder proposal, even though such proposal is not discussed in the proxy statement. In order to curtail any controversy as to the date on which a proposal was received by the Company, it is suggested that proposals be submitted by Certified Mail, Return Receipt Requested, and be addressed to the Secretary of Dreyer's Grand Ice Cream, Inc., 5929 College Avenue, Oakland, California 94618.

OTHER MATTERS

     The Company knows of no other business to be presented at the Annual Meeting. If other matters do properly come before the Annual Meeting, it is intended that the proxy holders will vote on them in accordance with their best judgment.

By Order of the Board of Directors,
EDMUND R. MANWELL Secretary

Oakland, California
April 8, 2002

If you have any inquiries about the Company or your stockholder account, please write to:

William C. Collett
Treasurer
Dreyer's Grand Ice Cream, Inc.
5929 College Avenue
Oakland, California 94618

(LOGO) printed on recycled paper

C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL -
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Dreyer's Grand Ice Cream, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
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DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED.
DREYER'S GRAND ICE CREAM, INC.
Vote on Directors
1.	The election of three Class II directors Nominees:	For All O	Withhold All O	For All Except O
	1) Robert A. Helman 2) Edmund R. Manwell 3) Timothy P. Smucker				To withhold authority to vote for any individual nominee, mark "For All Except" and write the nominee's number on the line below.
Vote on Proposals		For	Against	Abstain

2.	The approval of PricewaterhouseCoopers LLP as the Company's independent public accountants for fiscal year 2002.	O	O	O

3.	With discretionary authority on such other matters as may properly come before the meeting.
THE SHARES COVERED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE CHOICES MADE. WHEN NO CHOICE IS MADE, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES FOR DIRECTOR AND FOR PROPOSAL 2.

Please date and sign exactly as your name(s) appears on your shares. If signing for estates, trusts, or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.

Signature [PLEASE SIGN WITHIN BOX] Date	Signature (Joint Owners) Date

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PROXY

DREYER'S GRAND ICE CREAM, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE 2002
ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints T. Gary Rogers, William F. Cronk, III and Edmund R. Manwell, or any of them, each with power of substitution and revocation, as the proxy or proxies of the undersigned, to represent the undersigned and vote all shares of Common Stock, $1.00 par value, of DREYER'S GRAND ICE CREAM, INC., which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of DREYER'S GRAND ICE CREAM, INC., to be held at the Claremont Resort & Spa, Ashby and Domingo Avenues, Oakland, California 94623 on Wednesday, May 8, 2002, at 2:00 p.m. and at any postponements or adjournments thereof, upon the matters stated on the reverse.

The 2002 Annual Meeting of Stockholders may be held as scheduled only if a majority of the shares outstanding are represented at the meeting by attendance or proxy. Accordingly, please complete this proxy and return it promptly in the enclosed envelope.

(Continued, and to be signed, on reverse side.)